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                                                                   EXHIBIT 10.30

                                MGM GRAND, INC.
                    ANNUAL PERFORMANCE BASED INCENTIVE PLAN
                             FOR EXECUTIVE OFFICER


                                    PURPOSE
                                    -------

     The MGM Grand, Inc. Annual Performance Based Incentive Plan For Executive Officers (the "Plan") is an annual short-term incentive plan designed to reward executive officers of MGM Grand Inc. (the "Company") for achieving preestablshied corporate performance goals. The Plan is intended to provide an incentive for superior performance and to motivate participating officers toward the highest levels of achievement and business results, to tie their goals and interests to those of the Company and its stockholders, and to enable the Company to attract and retain highly qualified executive officers. The Plan is also intended to preserve the Company's tax deduction for bonus compensation paid to executive officers by meeting the requirements for performance-based compensation under section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code").


                                   ARTICLE 1
                         ELIGIBILITY AND PARTICIPATION
                         -----------------------------

Section 1.1 Participation in the Plan is limited to those executive officers of the Company who are officers among the named executives in the Company's annual proxy statements; specifically, any individual who (a) at any time during the taxable year, served as the chief executive officer of the Company or acted in such capacity, or (b) is among the four highest compensated executive officers of the Company other than the chief executive officer. At or prior to the time performance objectives for a "Performance Period" are established, as defined in
Section 2.2 below, the Compensation and Stock Option Committee (the "Committee") of the Board of Directors (the "Board") will designate in writing which executive officers among those eligible shall participate in the Plan for such Performance Period (the "Participants").


                                   ARTICLE 2
           PLAN YEAR, PERFORMANCE PERIODS AND PERFORMANCE OBJECTIVES
           ---------------------------------------------------------

Section 2.1 The fiscal year of the Plan (the "Plan Year") shall be the fiscal year beginning on January 1 and ending on December 31. The performance period with respect to which bonuses shall be calculated and paid under the Plan (the "Performance Period") shall generally be the Plan Year; provided, however, that the Committee shall have the authority to designate different Performance Periods under the Plan.
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Section 2.2  Within the first ninety days of each Performance Period the
Committee shall establish in writing, with respect to such Performance Period, one or more performance goals, a specific target objective or objectives with respect to such performance goals, and an objective formula or method for computing the amount of bonus compensation awardable to each Participant if the performance goals are attained. Notwithstanding the foregoing sentence, for any Performance Period, such goals, objectives and formulae must be established within that number of days, beginning on the first day of such Performance Period, which is no more than twenty-five percent of the total number of days in such Performance Period.

Section 2.3 Performance goals shall be based upon one or more of the following business criteria for the Company as a whole or any of its subsidiaries or operating units: stock price; market share; gross revenue; pretax operating income; cash flow; earnings before interest, taxes, depreciation and amortization; earnings per share; return on equity; return on invested capital or assets; return on revenues; cost reductions and savings; and productivity. In addition, to the extent consistent with the goal of providing for deductibility of bonus compensation under the Code, performance goals may be based upon a Participant's attainment of personal goals with respect to any of the foregoing performance goals, negotiating transactions and sales, or developing long-term business goals. Measurements of the Company's or a Participant's performance against the performance goals established by the Committee shall be objectively determinable and, to the extent they are expressed in standard accounting terms, shall be determined according to generally accepted accounting principles as in existence on the date on which the performance goals are established.

                                   ARTICLE 3
                         DETERMINATION OF BONUS AWARDS
                         -----------------------------

Section 3.1 As soon as practicable after the end of each Performance Period, the Committee shall certify in writing to what extent the Company and the Participants have achieved the performance goal or goals for such Performance Period, including the specific target objectives and the satisfaction of any other material terms of the bonus award, and the Committee shall calculate the amount of each Participant's bonus for such Performance Period based upon the performance goals, objectives, and computation formulae for such performance period established pursuant to Section 2.2 above. The Committee shall have no discretion to increase the amount of any Participant's bonus as so determined, but may reduce or totally eliminate any Participant's bonus if it determines, in its sole and absolute discretion, that such a reduction or elimination is appropriate with respect to the Participant's performance or any other factors material to the goals, purposes, and administration of the Plan.

Section 3.2 No Participant's bonus for any Plan Year shall exceed the lesser of 100% of the Participant's base annual salary as in effect as of the first day of such Plan Year or $1,000,000.00.


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                                   ARTICLE 4
                            PAYMENT OF BONUS AWARDS
                            -----------------------

Section 4.1 Approved bonus awards shall be payable by the Company in cash to each Participant, or to the Participant's estate in the event of the Participant's death, as soon as practicable after the end of each Performance Period and after the Committee has certified in writing pursuant to Section 3.1 that the relevant performance goals were achieved.

Section 4.2 A bonus award that would otherwise be payable to a Participant who is not employed by the Company or one of its subsidiaries on the last day of a Performance Period may be prorated or not paid based on rules to be established by the Committee for the administration of the Plan.

                                   ARTICLE 5
                          OTHER TERMS AND CONDITIONS
                          --------------------------

Section 5.1 No bonus awards shall be paid under the Plan unless and until the material terms (within the meaning of the Code and regulations promulgated thereunder) of the Plan, including the business criteria described in Section
2.3 above, are approved by the stockholders by a majority of votes cast in a separate vote on the issue in person or by proxy (including abstentions to the extent abstentions are counted as voting under applicable state law).

Section 5.2 No person shall have any legal claim to be granted an award under the Plan and the Committee shall have no obligation to treat Participants uniformly. Except as may be otherwise required by law, bonus awards under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, garnishment, execution or levy of any kind, either voluntary or involuntary. Bonuses awarded under the Plan shall be payable from the general assets of the Company and no Participant shall have any claim with respect to any specific assets of the Company.

Section 5.3 Neither the Plan nor any action taken under the Plan shall be construed as giving any employee the right to be retained in the employ of the Company or any subsidiary or to obligate the Company or any subsidiary to maintain any employee's compensation at any level.

Section 5.4 The Company or any of its subsidiaries may deduct from any award any applicable withholding taxes or any amounts owed by the employee to the Company or any of its subsidiaries.

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                                   ARTICLE 6
                                ADMINISTRATION
                                --------------

Section 6.1 All members of the Committee shall be persons who qualify as "outside directors" as defined under the Code. Until changed by the Board, the Compensation and Stock Option Committee of the Board shall constitute the Committee hereunder.

Section 6.2 The Committee shall have full power and authority to administer and interpret the provisions of the Plan and to adopt such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable.

Section 6.3 Except with respect to matters which under the Code are required to be determined in the sole and absolute discretion of the Committee, the Committee shall have full power to delegate to any officer or employee of the Company the authority to administer and interpret the procedural aspects of the Plan, subject to the Plan's terms, including adopting and enforcing rules to decide procedural and administrative issues.

Section 6.4 The Committee may rely on opinions, reports or statements of officers or employees of the Company or any subsidiary thereof and of Company counsel (inside or retained counsel), public accountants and other professional or expert persons.

Section 6.5 The Board reserves the right to amend or terminate the Plan in whole or in part at any time. Unless otherwise prohibited by applicable law, any amendment required to conform the Plan to the requirements of the Code may be made by the Committee. No amendment may be made to the class of individuals who are eligible to participate in the Plan, the performance criteria specified in Section 2.3 or the maximum bonus payable to any Participant as specified in
Section 3.2 without stockholder approval unless stockholder approval is not required in order for bonuses paid to Participants to constitute qualified performance-based compensation under the Code.

Section 6.6 No member of the Committee shall be liable for any action taken or omitted to be taken or for any determination made by him or her in good faith with respect to the Plan, and the Company shall indemnify and hold harmless each member of the Committee against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any act or omission in connection with the administration or interpretation of the Plan, unless arising out of such person's own fraud or bad faith.

Section 6.7 The place of administration of the Plan shall be the State of Nevada, and the validity, construction, interpretation, administration and effect of the Plan and of its rules and regulations, and rights relating to the Plan, shall be determined solely in accordance with the laws of the State of Delaware.

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